UNDER ARMOUR REPORTS THIRD QUARTER RESULTS;
UPDATES FULL YEAR 2018 OUTLOOK

BALTIMORE, October 30, 2018 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the third quarter ended September 30, 2018. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s restructuring plans and the related tax effects, as well as adjustments to our one-time impacts of the 2017 U.S. tax reform legislation, which we refer to as the U.S. Tax Act. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Our third quarter results demonstrate that our multi-year transformation is on track,” said Under Armour Chairman and CEO Kevin Plank. “As we work through this chapter, we are staying sharply focused on our brand by connecting even more deeply with our consumers while delivering industry-leading, innovative products and premium experiences. Coupled with increasingly greater business discipline and resulting efficiencies, we continue to gain confidence in our long-term path and ability to deliver for our consumers, customers and shareholders.”

Third Quarter Review

• Revenue was up 2 percent to $1.4 billion (up 3 percent currency neutral).
- Wholesale revenue increased 4 percent to $914 million and direct-to-consumer revenue was flat at $465 million, representing 32 percent of total revenue.
- North America revenue decreased 2 percent to $1.1 billion (down 1 percent currency neutral) and the international business increased 15 percent to $351 million (up 17 percent currency neutral), representing 24 percent of total revenue. Within the international business, revenue was up 15 percent in EMEA (up 16 percent currency neutral), up 15 percent in Asia-Pacific (up 16 percent currency neutral), and up 16 percent in Latin America (up 23 percent currency neutral).
- Apparel revenue increased 4 percent to $978 million with growth in training, golf and team sports. Footwear revenue was flat at $285 million. Accessories revenue decreased 6 percent to $116 million driven by declines in outdoor and training.
• Gross margin increased 10 basis points to 46.1 percent compared to the prior year including a $5 million impact related to restructuring efforts. Excluding restructuring efforts in both periods, adjusted gross margin increased 20 basis points to 46.5 percent compared to the prior year driven predominantly by product cost improvements and lower promotional activity offset by channel mix.
• Selling, general & administrative expenses increased 5 percent to $528 million, or 36.6 percent of revenue driven by continued investments in the direct-to-consumer, footwear and international businesses.
• Restructuring and impairment charges were $19 million.
• Operating income was $119 million. Adjusted operating income was $143 million.

• Net income was $75 million or $0.17 per diluted share. Adjusted net income was $112 million or $0.25 diluted per share.
• Inventory decreased 1 percent to $1.2 billion.
• Cash and cash equivalents decreased 35 percent to $169 million.

2018 Restructuring Plan

The company expects to incur approximately $200 to $220 million in pre-tax restructuring and related charges in connection with its previously announced 2018 restructuring plan. Through the third quarter of 2018, the company has recognized pre-tax costs of $154 million, inclusive of $24 million of pre-tax costs recognized in the third quarter.

Updated Fiscal 2018 Outlook

• Revenue is expected to increase approximately 3 to 4 percent reflecting a low-single digit decline in North America and international growth of approximately 25 percent. From a product perspective, apparel is expected to grow at a mid-single-digit rate, footwear at a low-single digit rate, and accessories is now expected to decline at a mid-single-digit rate.
• Gross margin is expected to be flat to down slightly versus the prior year rate of 45.0 percent. Adjusted gross margin is expected to improve slightly compared to 2017 as benefits from product costs and lower planned promotional activity are offset primarily by inventory management actions.
• Operating loss is now expected to be approximately $50 to $55 million versus the previously expected $60 million loss. On an adjusted basis, operating income is now expected to  reach the $150 to $165 million range versus the previous $140 to $160 million range.
• Interest and other expense net is now expected to be approximately $50 million, up slightly from the previous $45 million expectation due to foreign currency headwinds.
• Due to a one-time tax benefit related to an intercompany asset sale, the full year adjusted effective tax rate is now expected to be 13 to 15 percent versus the previous expectation of 25 to 27 percent. This equates to approximately $0.02 of diluted earnings per share benefit in 2018.
• Excluding the impact of the restructuring efforts, adjusted diluted earnings per share is now expected to be in the range of $0.19 to $0.22 versus the previous expectation of $0.16 to $0.19.
• Capital expenditures are now planned at approximately $175 million versus the previous $200 million expectation.
• Year-end inventory for 2018 is expected to be flat to down slightly.

Conference Call and Webcast

Under Armour will hold its third quarter 2018 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.underarmour.com and will be archived and available for replay approximately three hours after the live event.

U.S. Tax Act

The U.S. Tax Act was enacted into law on December 22, 2017. The legislation contained several key tax provisions that affect Under Armour and, as required, the company included reasonable estimates of the income tax effects of the changes in tax law and tax rate in the company's 2017 financial results. These changes included a one-time mandatory transition tax on accumulated foreign earnings and a re-measuring of deferred tax assets which impacted our fourth quarter and full year of 2017. During the third quarter of 2018, the company revised its reasonable estimate made in the company’s 2017 financial results for the one-time mandatory transition tax on accumulated foreign earnings and the re-measuring of deferred tax assets due to the U.S. Tax Act. Since the U.S. Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and additional accounting interpretations were expected over the subsequent 12 months, the company considers the accounting of the transition tax, deferred tax re-measurements, and other items to be provisional. The company expects to finalize its one-time estimates related to the U.S. Tax Act within the one-year measurement period allowed by the SEC.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” results as well as “adjusted” forward looking estimates of the company’s fiscal 2018 outlook. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. Adjusted gross margin, adjusted operating income, adjusted net income, adjusted diluted earnings per share and adjusted effective tax rate exclude the impact of restructuring and other related charges and the impact of the U.S. Tax Act, as applicable. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual and expected underlying results excluding the impact of its restructuring plans and recent significant changes in U.S. tax laws. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the impact of recent tax reform legislation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to successfully execute any restructuring plans and realize expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches, including the 2018 data security issue related to our Connected Fitness business; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Kelley McCormick
VP, Investor Relations	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2018 and 2017
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	% of Net Revenues	2017	% of Net Revenues	2018	% of Net Revenues	2017	% of Net Revenues
Net revenues	$1,442,976	100.0%	$1,408,991	100.0%	$3,803,205	100.0%	$3,620,028	100.0%
Cost of goods sold	777,769	53.9%	760,265	54.0%	2,087,961	54.9%	1,962,172	54.2%
Gross profit	665,207	46.1%	648,726	46.0%	1,715,244	45.1%	1,657,856	45.8%
Selling, general and administrative expenses	527,640	36.6%	501,548	35.6%	1,594,893	41.9%	1,504,828	41.6%
Restructuring and impairment charges	18,601	1.3%	84,998	6.0%	134,920	3.5%	88,097	2.4%
Income (loss) from operations	118,966	8.2%	62,180	4.4%	(14,569)	(0.4)%	64,931	1.8%
Interest expense, net	(9,151)	(0.6)%	(9,575)	(0.7)%	(26,266)	(0.7)%	(25,237)	(0.7)%
Other expense, net	(4,294)	(0.3)%	(1,069)	(0.1)%	(9,475)	(0.2)%	(1,383)	—%
Income (loss) before income taxes	105,521	7.3%	51,536	3.7%	(50,310)	(1.3)%	38,311	1.1%
Income tax expense (benefit)	30,874	2.1%	(2,706)	(0.2)%	691	—%	(1,349)	—%
Income from equity method investment	619	—%	—	—%	481	—%	—	—%
Net income (loss)	$75,266	5.2%	$54,242	3.8%	$(50,520)	(1.3)%	$39,660	1.1%

Basic net income (loss) per share of Class A, B and C common stock	$0.17		$0.12		$(0.11)		$0.09
Diluted net income (loss) per share of Class A, B and C common stock	$0.17		$0.12		$(0.11)		$0.09
Weighted average common shares outstanding Class A, B and C common stock
Basic	447,070		441,275		444,931		440,360
Diluted	451,035		448,439		444,931		448,261

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2018 and 2017
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Apparel	$978,411	$939,364	4.2%	$2,491,980	$2,335,454	6.7%
Footwear	284,856	285,052	(0.1)%	828,001	791,637	4.6%
Accessories	116,186	123,487	(5.9)%	314,250	335,172	(6.2)%
Total net sales	1,379,453	1,347,903	2.3%	3,634,231	3,462,263	5.0%
Licensing revenues	31,363	34,324	(8.6)%	78,876	83,639	(5.7)%
Connected Fitness	32,160	26,764	20.2%	90,098	74,126	21.5%
Total net revenues	$1,442,976	$1,408,991	2.4%	$3,803,205	$3,620,028	5.1%
NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
North America	$1,059,535	$1,077,088	(1.6)%	$2,770,463	$2,778,165	(0.3)%
EMEA	147,594	127,932	15.4%	410,427	334,683	22.6%
Asia-Pacific	149,388	130,320	14.6%	390,647	309,712	26.1%
Latin America	54,299	46,887	15.8%	141,570	123,342	14.8%
Connected Fitness	32,160	26,764	20.2%	90,098	74,126	21.5%
Total net revenues	$1,442,976	$1,408,991	2.4%	$3,803,205	$3,620,028	5.1%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
North America	$77,465	$65,827	17.7%	$(59,221)	$64,124	(192.4)%
EMEA	15,548	16,977	(8.4)%	1,766	13,990	(87.4)%
Asia-Pacific	33,851	34,173	(0.9)%	73,749	69,050	6.8%
Latin America	(9,806)	(10,223)	4.1%	(37,467)	(26,175)	(43.1)%
Connected Fitness	1,908	(44,574)	104.3%	6,604	(56,058)	111.8%
Income (loss) from operations	$118,966	$62,180	91.3%	$(14,569)	$64,931	(122.4)%

Under Armour, Inc.
As of September 30, 2018, December 31, 2017 and September 30, 2017
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$168,682	$312,483	$258,002
Accounts receivable, net	867,074	609,670	733,292
Inventories	1,173,115	1,158,548	1,180,653
Prepaid expenses and other current assets	378,159	256,978	284,895
Total current assets	2,587,030	2,337,679	2,456,842
Property and equipment, net	821,078	885,774	868,250
Goodwill	551,208	555,674	559,318
Intangible assets, net	43,792	46,995	48,646
Deferred income taxes	86,436	82,801	97,147
Other long term assets	137,625	97,444	100,162
Total assets	$4,227,169	$4,006,367	$4,130,365
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$75,000	$125,000	$270,000
Accounts payable	499,467	561,108	482,897
Accrued expenses	303,399	296,841	266,074
Customer refund liability	303,457	—	—
Current maturities of long term debt	25,000	27,000	27,000
Other current liabilities	93,416	50,426	54,455
Total current liabilities	1,299,739	1,060,375	1,100,426
Long term debt, net of current maturities	703,455	765,046	771,382
Other long term liabilities	218,054	162,304	157,861
Total liabilities	2,221,248	1,987,725	2,029,669
Total stockholders’ equity	2,005,921	2,018,642	2,100,696
Total liabilities and stockholders’ equity	$4,227,169	$4,006,367	$4,130,365

Under Armour, Inc.
For the Nine Months Ended September 30, 2018 and 2017
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net income (loss)	$(50,520)	$39,660
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	$135,029	$128,488
Unrealized foreign currency exchange rate (gains) losses	9,350	(30,429)
Loss on disposal of property and equipment	3,378	1,518
Impairment charges	9,930	55,116
Amortization of bond premium	190	190
Stock-based compensation	32,445	34,409
Excess tax benefit (deficiency) from stock-based compensation arrangements	(3)	356
Deferred income taxes	(9,965)	42,705
Changes in reserves and allowances	(239,073)	43,793
Changes in operating assets and liabilities:
Accounts receivable	(23,846)	(138,267)
Inventories	(30,390)	(243,696)
Prepaid expenses and other assets	(97,519)	(23,195)
Other non-current assets	(1,596)	(12,554)
Accounts payable	(37,353)	86,481
Accrued expenses and other liabilities	113,297	75,526
Customer refund liability	304,685	—
Income taxes payable and receivable	778	(86,274)
Net cash provided by (used in) operating activities	118,817	(26,173)
Cash flows from investing activities
Purchases of property and equipment	$(121,439)	$(225,924)
Sale of property and equipment	11,285	—
Purchases of other assets	(4,861)	(1,648)
Purchase of equity method investment	(39,208)	—
Net cash used in investing activities	(154,223)	(227,572)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	$465,000	$665,000
Payments on long term debt and revolving credit facility	(580,000)	(415,250)
Employee taxes paid for shares withheld for income taxes	(2,743)	(2,586)
Proceeds from exercise of stock options and other stock issuances	10,739	9,717
Payments of debt financing costs	(11)	—
Other financing fees	306	—
Net cash provided by (used in) financing activities	(106,709)	256,881
Effect of exchange rate changes on cash, cash equivalents and restricted cash	520	7,416
Net increase (decrease) in cash, cash equivalents and restricted cash	(141,595)	10,552
Cash, cash equivalents and restricted cash
Beginning of period	318,135	252,725
End of period	$176,540	$263,277

Under Armour, Inc.
For the Three months ended September 30, 2018
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three Months Ended September 30, 2018
Total Net Revenue
Net revenue growth - GAAP	2.4%
Foreign exchange impact	0.5%
Currency neutral net revenue growth - Non-GAAP	2.9%

North America
Net revenue decline - GAAP	(1.6)%
Foreign exchange impact	0.2%
Currency neutral net revenue decline- Non-GAAP	(1.4)%

EMEA
Net revenue growth - GAAP	15.4%
Foreign exchange impact	0.1%
Currency neutral net revenue growth - Non-GAAP	15.5%

Asia-Pacific
Net revenue growth - GAAP	14.6%
Foreign exchange impact	0.9%
Currency neutral net revenue growth - Non-GAAP	15.5%

Latin America
Net revenue growth - GAAP	15.8%
Foreign exchange impact	7.6%
Currency neutral net revenue growth - Non-GAAP	23.4%

Total International
Net revenue growth - GAAP	15.1%
Foreign exchange impact	1.6%
Currency neutral net revenue growth - Non-GAAP	16.7%

Under Armour, Inc.
For the Three months ended September 30, 2018
(Unaudited; in millions)

The tables below present the reconciliation of the Company's consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED GROSS MARGIN RECONCILIATION

Three Months Ended September 30, 2018
Gross margin	46.1%
Add: Impact of restructuring	0.4%
Adjusted gross margin	46.5%
ADJUSTED OPERATING INCOME RECONCILIATION

Three Months Ended September 30, 2018
Income from operations	$119
Add: Impact of restructuring	24
Adjusted operating income	$143
ADJUSTED NET INCOME RECONCILIATION

Three Months Ended September 30, 2018
Net income	$75
Add: Impact US tax reform	2
Add: Impact of restructuring	35
Adjusted net income	$112
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

Three Months Ended September 30, 2018
Diluted net income per share	$0.17
Add: Impact US tax reform	—
Add: Impact of restructuring	0.08
Adjusted diluted income per share	$0.25

ADJUSTED EFFECTIVE TAX RATE RECONCILIATION

Three Months Ended September 30, 2018
Effective tax rate	29.3%
Less: Impact of US tax reform	(1.6)%
Less: Impact of restructuring	(13.7)%
Adjusted effective tax rate	14.0%

Under Armour, Inc.
Outlook For the Year Ending December 31, 2018

The tables below present the reconciliation of the Company's fiscal 2018 outlook for income from operations calculated in accordance with GAAP to adjusted operating income. This adjusted amount is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending December 31, 2018
Loss from operations	$(50)	$(55)
Add: Estimated impact of restructuring	200	220
Adjusted operating income	$150	$165

The company is not able to provide a reconciliation of the non-GAAP adjusted effective tax rate or adjusted diluted earnings per share to the GAAP effective tax rate or diluted earnings per share for its 2018 outlook. As a result of the 2018 restructuring plan, the company’s GAAP net income for fiscal year 2018 is expected to be a net loss, and therefore the GAAP effective tax rate is subject to significant variability. Given this variability, the company cannot provide a meaningful outlook of the GAAP effective tax rate or diluted loss per share without unreasonable effort. These non-GAAP measures exclude the impact of the 2018 restructuring plan.

Under Armour, Inc.

As of September 30, 2018 and 2017
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	September 30,
	2018	2017
Factory House	162	160
Brand House	15	19
North America total doors	177	179

Factory House	68	50
Brand House	65	51
International total doors	133	101

Factory House	230	210
Brand House	80	70
Total doors	310	280